Exhibit 3.1

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 05/05/2015 02:27 PM
Original ID: 2010-000588522
Amendment ID: 2015-001727300

Profit Corporation
Articles of Amendment

1. Corporation name:

Technovative Group, Inc.

2. Article(s) FOUR is amended as follows:

The attached Annex I should be added to Articles IV of the Amended and Restated Articles of Incorporation of the Company.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 04/24/2015
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

OR

Received APR 27 2015 Secretary of State Wyoming

P-Amendment - Revised 11/2012

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

The amendment was duly approved by the majority of shareholders in the manner required by the Wyoming Business Corporation Act and by the Amended and Restated Articles of Incorporation of the Company.

Signature: [signature]

Date: 04/24/2015
(mm/dd/yyyy)

Print Name: Lee Chan Yue

Title: Chief Executive Officer

Contact Person: Gracie Zhou

Daytime Phone Number: (646) 627-7326 Email: gzhou@golawintl.com

Checklist
- [✓] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [✓] The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- [✓] Please submit one **originally signed** document and one exact photocopy of the filing.

P-Amendment - Revised 11/2012

ANNEX I

ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION
OF
TECHNOVATIVE GROUP, INC.

“ARTICLE IV

CAPITALIZATION

4.3 Common Stock.

d. Effective upon the “Effective Date” (as defined below), the outstanding shares of Common Stock of the Corporation shall be decreased on the basis that ten (10) shares of Common Stock shall become one (1) share of Common Stock without changing the par value of the shares of the Corporation (the “Reverse Stock Split”).

The “Effective Date” shall be the first date permitted or determined by the Financial Industry Regulatory Authority (FINRA) as the effective date of such Reverse Stock Split, subject to the prior filing and recording of this Certificate of Amendment in the office of Secretary of State of the State of Wyoming.”